As filed with the Securities and Exchange Commission on January 30, 2025

Registration No. 333-283739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Mega Matrix Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

103 Tampines Street 86 #03-06

The Alps Residences

Singapore 528576

(650) 340-1888

(Address and telephone number of Registrant’s principal executive offices))

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: 212-947-7200

(Name, address, and telephone number of agent for service)

Copies to:

John P. Yung, Esq.

Daniel B. Eng, Esq.

Lewis Brisbois Bisgaard & Smith LLP

45 Fremont Street, Suite 3000
San Francisco, CA 94105
Telephone No.: (415) 362-2580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Mega Matrix Inc. is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form F-3 (File No. 333-283739) as an exhibits-only filing solely to file: (i) an updated opinion and consent of Ogier relating to the primary offering as Exhibits 5.1 and 23.2; and (ii) the form of Registration Rights Agreement relating to the secondary offering as Exhibit 10.1. Accordingly, this Amendment includes only the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, and the signature pages. The remainder of the Registration Statement remains unchanged and has been omitted.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1	Agreement and Plan of Merger by and between Mega Matrix Corp. and Mega Matrix Inc. (f/k/a MarsProtocol Inc.), dated December 7, 2022 (Incorporated by reference to Exhibit 2.1 to the MPU DE’s Report on Form 8-K filed with the Commission on December 7, 2022)**
2.2	Amended and Restated Agreement and Plan of Merger by and between Mega Matrix Corp. and Mega Matrix Inc. (f/k/a MarsProtocol Inc.), dated April 14, 2023 (Incorporated by reference to Exhibit 2.1 to the MPU DE’s Report on Form 8-K filed with the Commission on April 17, 2023)**
2.3	Second Amended and Restated Agreement and Plan of Merger by and between Mega Matrix Corp., Mega Matrix Inc. and MPU Merger Sub, Inc., dated December 26, 2023 (Incorporated by reference to Exhibit 2.1 to the MPU DE’s Report on Form 8-K filed with the Commission on December 27, 2023)**
4.1	Form of Warrant Agreement and Warrant Certificate*
4.2	Form of Debt Security*
4.3	Form of Unit Agreement and Unit Certificate*
4.4	Form of Rights, Preferences and Privileges, Preferred Shares*
5.1	Opinion of Ogier (Primary offering)
5.2	Opinion of Ogier (Secondary offering)**
10.1	Form of Registration Rights Agreement, dated August 1, 2024 (Pursuant to Rule 12b-23, incorporated by reference to Exhibit 10.2 to the MPU DE’s Report on Form 8-K filed with the Commission on August 5, 2024)
23.1	Consent of Audit Alliance LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Ogier (included in Exhibit 5.2)**
24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement)**
107	Filing Fee Table**

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 30, 2025.

Mega Matrix Inc.

By:	/s/ Yucheng Hu
Yucheng Hu
Chief Executive Officer (Principal Executive Officer)

Known All Persons By These Presents, that each person whose signature appears below appoints Yucheng Hu and Qin (Carol) Wang, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Yucheng Hu	Chairman of the Board, Chief Executive Officer, and President	January 30, 2025
Yucheng Hu	(Principal Executive Officer)

/s/ Qin (Carol) Wang	Chief Financial Officer	January 30, 2025
Qin (Carol) Wang	(Principal Financial and Accounting Officer)

/s/ Junyi Dai	Director	January 30, 2025
Junyi Dai

/s/ Qin Yao	Director	January 30, 2025
Qin Yao

/s/ Siyuan Zhu	Director	January 30, 2025
Siyuan Zhu

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mega Matrix Inc. has signed this registration statement in the City of New York, State of New York, United States, on the January 30, 2025.

Authorized U.S. Representative

Cogency Global Inc.

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President, on behalf of Cogency Global Inc.

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